Exhibit 99.28(j)(13)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 30, 2020, relating to the financial statements and financial highlights of Essex Environmental Opportunities Fund (the “Predecessor Fund”), previously a series of Unified Series Trust, for the year ended August 31, 2020.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Chicago, Illinois

August 31, 2021